EXHIBIT 21


                         SUBSIDIARIES OF THE REGISTRANT

                              AT DECEMBER 31, 1999


NAME OF SUBSIDIARY                                        STATE OF INCORPORATION
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Bank of Stanly                                            North Carolina

Strategic Investment Advisors, Inc.                       North Carolina